Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Cinergy Corp.’s Registration Statement Nos. 33-55267, 33-55713, 33-56089, 33-56093, 33-56095, 333-51484, 333-83461, 333-83467, 333-72898, 333-72900, 333-72902, 333-81770, 333-101707 and 333-102515 of our report dated February 17, 2006  relating to the financial statements (which expresses an unqualified opinion on the Company’s consolidated financial statements and includes an explanatory paragraph referring to the Company’s change effective December 31, 2005 in its accounting method for conditional asset retirement obligations; change effective January 1, 2003 in its accounting method for asset retirement obligations; change effective January 1, 2003 in its accounting for stock based compensation; and change effective July 1, 2003 in its accounting for the consolidation of variable interest entities) and management’s report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of Cinergy Corp. for the year ended December 31, 2005.

/s/	Deloitte & Touche LLP
Deloitte & Touche LLP
Cincinnati, Ohio
February 22, 2006

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in The Cincinnati Gas & Electric Company’s Registration Statement Nos. 333-112574 and 333-103200 of our report dated February 17, 2006 (which expresses an unqualified opinion on the Company’s consolidated financial statements and includes an explanatory paragraph referring to the Company’s change effective December 31, 2005 in its accounting method for conditional asset retirement obligations and change effective January 1, 2003 in its accounting method for asset retirement obligations), appearing in this Annual Report on Form 10-K of The Cincinnati Gas & Electric Company for the year ended December 31, 2005.

/s/	Deloitte & Touche LLP
Deloitte & Touche LLP
Cincinnati, Ohio
February 22, 2006

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in PSI Energy, Inc.’s Registration Statement Nos. 333-112552, 333-83379, 33-48612 and 33-57064 of our report dated February 17, 2006 (which expresses an unqualified opinion on the Company’s consolidated financial statements and includes an explanatory paragraph referring to the Company’s change effective December 31, 2005 in its accounting method for conditional asset retirement obligations and change effective January 1, 2003 in its accounting method for asset retirement obligations), appearing in this Annual Report on Form 10-K of PSI Energy, Inc. for the year ended December 31, 2005.

/s/	Deloitte & Touche LLP
Deloitte & Touche LLP
Cincinnati, Ohio
February 22, 2006

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in The Union Light, Heat and Power Company’s Registration Statement Nos. 333-127311, 333-119120 and 33-40245 of our report dated February 17, 2006 (which expresses an unqualified opinion on the Company’s consolidated financial statements and includes an explanatory paragraph referring to the Company’s change effective December 31, 2005 in its accounting method for conditional asset retirement obligations and change effective January 1, 2003 in its accounting method for asset retirement obligations), appearing in this Annual Report on Form 10-K of The Union Light, Heat and Power Company for the year ended December 31, 2005.

/s/	Deloitte & Touche LLP
Deloitte & Touche LLP
Cincinnati, Ohio
February 22, 2006